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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of SandRidge Permian Trust and Form S-3 of SandRidge Energy, Inc. of our report dated May 25, 2011 relating to the statement of revenues and direct operating expenses of the Arena Properties and of our report dated May 25, 2011 relating to the statement of assets and trust corpus of SandRidge Permian Trust, both of which appear in such Registration Statement.

        We also hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of SandRidge Permian Trust and Form S-3 of SandRidge Energy, Inc. of our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in SandRidge Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010.

        We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
May 25, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM